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                                                                    Exhibit 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 19, 1999 relating to the financial statements of the KippGroup included in Medical Manager Corporation's (formerly known as Synetic, Inc.) Form 8-K dated June 4, 1999 and to all references to our Firm included in this registration statement.


                                               /s/ ARTHUR ANDERSEN LLP



Orange County, California
July 26, 2000